Exhibit 10.20
                                                                 -------------

                               SUBLEASE AGREEMENT

          This SUBLEASE AGREEMENT ("Sublease") is made and entered into as of the 12th day of December, 2002 by and between BNP Paribas, a French banking corporation (as successor by merger to Banque Nationale de Paris)
("Sublandlord") and New York Marine and General Insurance Company, a New York corporation ("Subtenant").

          WHEREAS, 919 Third Avenue Associates L.P., as predecessor to Metropolitan 3rd Avenue LLC ("Landlord"), as landlord and Sublandlord, as tenant ("Tenant"), entered into a lease dated as of December 8, 1998 as amended by that certain Lease Modification and Partial Lease Termination Agreement dated as of July 24, 2000 (collectively, "Master Lease"), whereby Landlord leased to Tenant the entire, third, fourth, ninth and tenth floors ("Office Premises") and a portion of the basement floor (the Office Premises, together with the portion of the basement, the "Master Premises") of the building located at 919 Third Avenue, New York, New York (the "Building"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the Master Lease with certain confidential information deleted is attached hereto as Exhibit A and made a part hereof.

          WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises, consisting of the entire tenth floor of the Building, as shown cross-hatched in black on the demising plan annexed hereto as Exhibit B and made a part hereof ("Sublease Premises"), on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

     1. Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contains 28,195 rentable square feet), upon and subject to the terms, covenants and conditions hereinafter set forth.

     2. Lease Term. Subject to Section 16 below, the term of this Sublease ("Term") shall commence on the earlier of (i) the date that Sublandlord tenders possession of the Sublease Premises to Subtenant, at Subtenant's request; or (ii) March 1, 2003 (such earlier date, the "Sublease Commencement Date") and ending, unless sooner terminated as provided herein, on July 30, 2016 ("Sublease Expiration Date"). Within thirty (30) days following the Sublease Commencement Date, Sublandlord and Subtenant shall confirm in writing the actual Sublease Commencement Date.

     3. Use. The Sublease Premises shall be used and occupied by Subtenant for administrative and executive offices, subject to compliance with Article 2 of the Master Lease (to the extent such provisions are incorporated herein by reference) and for no other purpose.

     4.  Subrental.

        (a) Base Rental. Commencing on the first anniversary of the Sublease Commencement Date ("Sublease Rent Commencement Date") and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord monthly installments of base rent ("Base Rental") in the amount of One Hundred Two Thousand Seven Hundred Ninety Four and 26/100 Dollars ($102,794.26) per month. The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease and shall be applied to the first month's installment of Base Rental due hereunder. Base Rental and additional rent (including without limitation, late fees) shall hereinafter be collectively referred to as rent ("Rent").

        (b)  Prorations. If the Sublease Commencement Date is not the first
(1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty
(30) day month shall be paid for the fractional month during which the Term commenced or terminated.

        (c) Additional Rent. Beginning with the Sublease Commencement Date and continuing to and including the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred by Sublandlord at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises and all other additional expenses, costs and charges payable to Landlord in connection with Subtenant's use of the Sublease Premises.

        (d) Operating Expenses and Taxes. Commencing on January 1, 2004 and thereafter during the Term of this Sublease, Subtenant shall pay to Sublandlord as additional rent for this subletting an amount equal to 19.53 percent (19.53%) ("Subtenant's Share") of the excess of Operating Expenses and Taxes (as set forth in Article 6 of the Master Lease) over the total amount of Operating Expenses and Taxes incurred by Sublandlord during the calendar year 2003 ("Base Year") pursuant to the terms and conditions of the Master Lease. In no event shall Subtenant be responsible for paying any Taxes attributable to the period of time prior to the Sublease Commencement Date. Subtenant's Share is a percentage which reflects the ratio of the rentable square feet in the Sublease Premises to the rentable square feet in the Office Premises.

        (e) Electricity Expenses. Immediately following the Sublease Commencement Date, Subtenant shall install or cause to be installed (subject to all applicable requirements of the Master Lease), at Sublandlord's sole cost and expense (after approval of such costs by Sublandlord, which shall not be unreasonably withheld or delayed), a submeter to measure electricity consumed in the Sublease Premises. During the Term of this Sublease, Subtenant shall pay, as additional rent hereunder, 103% of the actual cost of electricity consumed in the Sublease Premises as measured by the submeter and Sublandlord's cost of electricity from Landlord.

        (f) Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 12 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord.

        (g) Subtenant's Request To Audit. During the Term of this Sublease, Subtenant may require Sublandlord to exercise its right to audit Landlord's books and records, as set forth in Section 6.5(b) of the Master Lease, with respect to Subtenant's Share of Operating Expenses and Taxes. Subtenant shall make such request to Sublandlord in writing. Following Sublandlord's receipt of such request, Sublandlord shall notify Landlord that it wishes to exercise its right to audit Landlord's books and records pursuant to Section 6.5(b) of the Master Lease, and Sublandlord shall conduct such audit on Subtenant's behalf, subject to the terms and conditions of the Master Lease. Subtenant agrees to pay all costs and expenses incurred by Sublandlord in connection with such audit.

     5. Late Charge. Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the prime rate charged by Citibank, N.A., plus three percent (3%) ("Interest Rate") on all amounts of Rent not paid by the third day following the date such amount was due, such charge to accrue from the date such amount was due until paid.

     6. Signage. Any signs proposed by Subtenant to be installed in, on or about the Sublease Premises shall be subject to Landlord's prior written approval. Installation of any sign shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

     7.   Incorporation of Terms of Master Lease.

          This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

         (a) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                (i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

                 (ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

                (iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

         (b) The following provisions of the Master Lease are specifically excluded: The terms (and definitions of) "Anticipated Delivery Date", "Delivery Date", "Final Delivery Date", "Final Delivery Space", "Initial Alterations", "Landlord's Work", "Landlord's Initial Work", "Premises Area", "Space", "Special Use Area" and "Third Floor Space" in the Definitions section of the Master Lease (and all references thereto in the Master Lease); the definitions of "Commencement Date", "Expiration Date", "Premises", "Premises Area", "Rent Commencement Date" and "Term" (it being understood, that except as otherwise expressly provided herein, for purposes of incorporation into this Sublease, such terms as used therein shall be deemed to refer to the "Sublease Commencement Date", the "Sublease Expiration Date", the "Sublease Premises", the "Master Lease Premises Area", the "Sublease Rent Commencement Date" and the "Term" of this Sublease (as defined herein), respectively);
Article 1; Section 2.1(b) (excluded with respect to the ancillary uses described in (i) and (ii) and the child care facility and the Cafeteria referenced in (viii) of the second sentence); Sections 2.1(d)-(e); Section 2.2 (excluded solely with respect to the parenthetical referencing the cafeteria in (f) thereof); Sections 2.3-2.6; Section 3.1 (excluded solely with respect to the amount of the Alteration Threshold stated in the second sentence thereof, it being understood that the $100,000 amount referenced therein has been increased annually by the CPI Fraction since the commencement of the Master Lease term); the portion of the fourth sentence of Section 3.2, starting with the words "; provided, however . . . ," through the end of the sentence; the third sentence of Section 3.3(a); Section 3.3(b); Section 4.1(a); the first two sentences of Section 4.1(b); the third sentence of
Section 4.1(b) (excluded solely to the extent that Sublandlord would be deemed to be responsible for removing and abating such ACM and restoring any Alterations as provided therein, it being understood that such obligations shall be Landlord's, and it being further understood that Rent shall abate with respect to the Sublease Premises only to the extent that Rent is actually abated under the Master Lease with respect to the Sublease Premises); Article 5 (excluded to the extent Sublandlord would be deemed to have any maintenance and repair obligations thereunder, it being understood that Landlord's obligations referenced therein shall be deemed to be Landlord's, not Sublandlord's, and (ii) it being further understood that (i) any claim by Subtenant for reimbursement of repair costs pursuant to Section 5.1(b) shall be limited to the amount of reimbursement actually paid by Landlord to Sublandlord; and (ii) that in Section 5.4, Rent shall abate with respect to the Sublease Premises only to the extent that Rent is actually abated under the Master Lease with respect to the Sublease Premises); Section 6.1(b), (e) and (i) (all excluded solely with respect to the definitions of "Tenant's Share," "Base Taxes" and "Base Expense Year" set forth therein, it being understood that for purposes of incorporation into this Sublease, "Tenant's Share" shall mean "Subtenant's Share," "Base Taxes" shall mean Taxes payable during the Base Year (as defined herein) and "Base Expense Year" shall mean the Base Year); Section 6.1(f) (excluded solely to the extent that the term "Comparison Year" with respect to Taxes means any Tax Year commencing subsequent to June 30, 2000, it being understood that for purposes of incorporation into this Sublease, the term "Comparison Year" with respect to Taxes shall mean any calendar year commencing subsequent to the Base Year (as defined herein); the third sentence of Section 6.5(b) (excluded except to the extent it is referenced in Section 4(g) hereof); Section 7.3 (excluded solely to the extent that Sublandlord would be deemed to have any compliance or other obligations thereunder, it being understood that such obligations shall be Landlord's (not Sublandlord's); Sections 8.2 and 8.4; Article 9 (excluded (i) to the extent that Sublandlord would be deemed responsible for providing any of the services described therein or costs or liability incurred by Landlord in connection therewith, it being understood that such obligations shall be Landlord's; and (ii) Sections 9.2 (c) - (d); the first and third sentences of
Section 9.2(i); 9.2(j); 9.2(k); 9.3(d) - (e); the fourth through seven sentences of 9.4(b); and the first sentence of Section 9.4(c); Sections 9.9 -
9.11 are excluded in their entirety); 10.1(b); 10.4 (excluded solely to the extent Sublandlord would be deemed to have any obligations to maintain such insurance thereunder, it being understood that such obligations shall be Landlord's); Articles 11 and 12 (excluded (i) to the extent that Sublandlord would be deemed to have any repair or restoration obligations thereunder, it being understood that such obligations shall be Landlord's; (ii) to the extent that Subtenant would be entitled to any greater rental abatement than the rental abatements (if any) actually received by Sublandlord that is attributable to the Sublease Premises; (iii) to the extent that Subtenant would be deemed to have any right to terminate this Sublease pursuant to
Section 11.3 thereof, it being understood that Tenant's termination rights as referenced therein shall be deemed to refer to Sublandlord for purposes of incorporation into this Sublease; and (iv) to the extent that the first sentence of Section 12.1 would be deemed to apply to the Sublease Premises and/or Subtenant's business conducted therein, it being understood that such provision shall not confer on Subtenant any independent right to terminate this Sublease or abate rent hereunder); Section 13.2 (and all references elsewhere to such Section); the third sentence of Section 13.12; Article 14 (excluded to the extent that Sublandlord would be deemed obligated to perform any of the work described therein, it being understood that such obligations shall be Landlord's and to the extent that the references to "Premises" in the phrase "a substantial portion of the Premises" in the third sentence of
Section 14.1 would be deemed to refer to the Sublease Premises it being understood that such term shall be deemed to refer to the Master Premises for the purposes of incorporation into this Sublease); Section 14.2 (excluded solely with respect to the reference in the third sentence to "3500 Rentable Square Feet", it being understood that Subtenant shall only be entitled to a Secure Area consisting of a proportionate share of the amount of Rentable Square Feet allocated to the Office Premises); Section 14.4 (excluded to the extent that Sublandlord would be deemed to have any obligations with respect to the Base Building Upgrade Work, it being understood that such obligations shall be Landlord's); the second sentence of Article 15 (excluded solely to the extent that the representation contained therein would be deemed to be made by Sublandlord, it being understood that such representation was made by Landlord); Section 18.2 (excluded, it being understood that Subtenant shall be responsible for paying a late charge as provided in Section 5 of this Sublease); Section 20.2 (excluded solely to the extent that the term "Existing Rent" as used therein would be deemed to refer to the total amount of Fixed

Rent and Additional Rent payable by Subtenant under this Sublease, it being understood that for purposes of incorporation into this Sublease, such term shall mean the total amount of Fixed Rent and Additional Rent payable by Sublandlord under the Master Lease); Article 21; Section 22.3 (excluded solely to the extent Sublandlord would be deemed to have any repair obligation thereunder, it being understood that such repair obligations shall be Landlord's); Articles 25 and 27; Section 28.2; Articles 29 and 30 (excluded except with respect to the definition of "Soft Costs" contained in Section 30.1(a) and the disbursement procedure set forth in Section 30.2, the latter of which is incorporated herein and shall apply to the disbursement of Sublandlord's Contribution pursuant to Section 15(b) of this Sublease); Articles 31 and 33; Section 34.1(c); Exhibit A; Exhibit D (excluded with respect to paragraphs 1, 2, 7, and 8 and to the extent, in the remaining provisions thereof, (i) that Sublandlord would be deemed to have any obligations thereunder, it being understood that the obligations of "Landlord" referenced therein shall be deemed to refer to Landlord, not Sublandlord; (ii) that Landlord has already performed the work described therein in the Sublease Premises; and/or (iii) that such Exhibit applies to portions of the Office Premises other than the Sublease Premises);Exhibits E-1 and E-2; F (excluded solely with respect to the rates referenced therein, it being understood that such rates were the rates charged by Landlord as of the date of the Master Lease, and that the current rates charged by Landlord may be different); and Exhibit L; all of the provisions of the Lease Modification and Partial Termination Agreement as of July 24, 2000, except to the extent that Sections 5(C) and 5(D) thereof amend the definitions of "Office Premises" and "Premises Area".

     8. Subtenant's Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify and defend Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

     9. Sublandlord's Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease with respect to the Sublease Premises. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek or require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease. Notwithstanding the foregoing, in the event Landlord defaults in its obligation to provide services or repairs or to perform any work required by the Master Lease to the Sublease Premises (including , without limitation, any work described in Exhibits D and I of the Master Lease that applies to the Sublease Premises), Sublandlord, at Sublandlord's expense, shall seek to enforce by legal action, if necessary, Landlord's obligations to provide such services or repairs or to perform any such work. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and

Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease (except to the extent Sublandlord is excused from performing or observing its obligations with respect to the Sublease Premises under the Master Lease and/or except to the extent Sublandlord actually receives a rental abatement with respect to the Sublease Premises pursuant to the Master Lease). In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises.

     10. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder and (b) at law and in equity. In the event Sublandlord shall be in default of any covenant of, or shall fail to honor any obligations under this Sublease, Subtenant shall have available to it against Sublandlord all remedies available at law.

     11. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

     12. Notices. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, within three (3) business days following receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received.

     Notices to Sublandlord shall be sent to the attention of:

                  BNP Paribas
                  787 Seventh Avenue
                  New York, New York 10019
                      Attn:  Sue Bacon
                  with a copy to:

                  Kramer Levin Naftalis and Frankel LLP
                  919 Third Avenue
                  New York, New York 10022
                      Attn:  Neil Tucker, Esq.

                  Prior to Subtenant's occupancy of the Sublease Premises, notices to Subtenant shall be sent to the attention of:

                  New York Marine and General Insurance Company
                  330 Madison Avenue
                  7th Floor
                  New York, New York 10017
                      Attn: A. George Kallop
                      Executive Vice President

                  with a copy to:

                  New York Marine and General Insurance Company
                  330 Madison Avenue
                  7th Floor
                  New York, New York 10017
                      Attn:  Paul Hart, Esq.
                      General Counsel

                  Following Subtenant's occupancy of the Sublease, notices to Subtenant shall be sent to the attention of:

                  New York Marine and General Insurance Company
                  919 Third Avenue
                  10th Floor
                  New York, New York 10022
                      Attn: A. George Kallop
                      Executive Vice President

                  with a copy to:

                  New York Marine and General Insurance Company
                  919 Third Avenue
                  10th Floor
                  New York, New York 10022
                        Attn: Paul Hart, Esq.
                        General Counsel

     13.  Broker.

     Sublandlord and Subtenant represent and warrant to each other that, with the exception of Cushman & Wakefield, Inc. ("Sublandlord's Broker"), who is representing Sublandlord, and Julian J. Studley, Inc. ("Subtenant's Broker"), who is representing Subtenant, no brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay the commission of Sublandlord's Broker pursuant to a separate agreement with Sublandlord's Broker and Sublandlord's Broker, in turn, shall pay a portion of such commission to Subtenant's Broker, pursuant to a separate agreement with Subtenant's Broker. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

     14. Condition of Premises. Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that, except with respect to causing Landlord, at Landlord's cost, to perform Landlord's Life Safety Work (as defined below), Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and that, except as set forth herein, it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Master Lease.

     15.  Alterations to the Sublease Premises.

         (a) Landlord's Life Safety Work. Sublandlord agrees that following the Sublease Commencement Date, Sublandlord shall require Landlord (at no cost to Subtenant) to perform the life safety work described on Exhibit C attached hereto and incorporated herein, to the extent such work has not yet been completed by Landlord ("Landlord's Life Safety Work").

         (b) Subsequent Alterations. In the event that Subtenant elects to perform additional Alterations to the Sublease Premises (subject to Sublandlord's prior approval and the provisions of the Master Lease), Sublandlord shall contribute an amount up to, but not exceeding $50.00 per rentable square foot ("Sublandlord's Contribution") of the square footage of the Sublease Premises towards the hard and soft construction costs incurred by Subtenant in connection therewith. In no event shall Sublandlord's Contribution apply to Soft Costs (as defined in Section 30.1(b) of the Master Lease), or costs for cabling and wiring, to the extent such Soft Costs, or costs for cabling and wiring exceed fifteen percent (15%) of the total cost of the work to be performed by Subtenant in the Sublease Premises. Sublandlord's Contribution shall be disbursed to Subtenant's contractors on a progress payment basis, in accordance with the provisions set forth in Article 30 of the Master Lease. In the event Subtenant does not utilize all of Sublandlord's Contribution on or prior to June 1, 2004 (such date being subject to extension for any period of time following the Sublease Commencement Date for which the construction of Subtenant's proposed Alterations may be delayed as a result of Unavoidable Delays (as defined in Article 24 of the Master Lease)), Sublandlord shall have no obligation to pay (and Subtenant hereby waives any claim to) all or any remaining balance of Sublandlord's Contribution. No part of Landlord's Contribution may be used for any personal property, equipment or trade fixtures. With respect to any Alterations performed by Subtenant hereunder, Sublandlord agrees that (i) Sublandlord shall not withhold its consent to any core drilling required to be performed by Subtenant in connection with any of its proposed Alterations, provided that Landlord consents to such Alterations and such core drilling, and further provided that such core drilling is conducted in accordance with all Building Rules and Regulations and construction requirements of Landlord; and (ii) unless Sublandlord notifies Subtenant at the time Sublandlord approves Subtenant's Alterations that Subtenant shall be required to remove such Alterations as of the Sublease Expiration Date, Subtenant shall have no obligation to remove such Alterations. Subtenant shall submit to Sublandlord a minimum of two (2) sets of plans and specifications relating to any Alterations proposed by Subtenant, and provided that Sublandlord approves such proposed Alterations, Sublandlord shall forward such plans and specifications to Landlord within five (5) business days following Sublandlord's receipt thereof.

     16. Consent of Landlord. Article 13 of the Master Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall solicit Landlord's consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant. In the event Landlord's written consent to this Sublease has not been obtained within forty-five (45) days after the execution hereof, this Sublease may be terminated by either party hereto upon notice to the other, and upon such termination, Sublandlord shall promptly return to Subtenant all amounts previously delivered by Subtenant hereunder, and thereafter neither party hereto shall have any further rights against or obligations to the other party hereto.

     17. Termination of the Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Master Lease at a time when Subtenant is not in default hereunder. Sublandlord agrees to indemnify and defend Subtenant, and hold it harmless, from and against any and all actual and direct claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by Subtenant as a result of the termination of this Sublease due to a termination of the Master Lease, provided that: (i) the termination of the Master Lease (and the Sublease) was caused by Sublandlord's default under the Master Lease; and (ii) Subtenant was not in default of any of the terms, covenants or conditions of this Sublease at the time of Sublandlord's default under the Master Lease.

     18. Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Subleased Premises, except to the extent such covenants, warranties, obligations and payments are otherwise expressly modified herein, and then, as so modified. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then, except as otherwise expressly provided in Section 9 above, Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

     19. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. Time is of the essence with respect to Subtenant's obligations hereunder. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

          IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

                                  SUBLANDLORD:

                                  BNP Paribas,
                                  a French banking corporation

                                      By:  /s/ Larry B. Sobin
                                           -------------------------------------
                                      Its: Chief Administrative Officer
                                           BNP Paribas Securities Corp.



                                           /s/ Suzanne L. Bacon
                                           -------------------------------------
                                           Director, Premise and Logistics



                                  SUBTENANT:

                                  New York Marine and General Insurance Company, a New York corporation

                                      By:  /s/ George R. Trumbull
                                           -------------------------------------
                                      Its:   CEO